EXHIBIT 3.1A

                          CERTIFICATE OF INCORPORATION
                                       OF
                            DESA ACQUISITION COMPANY

         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

         FIRST:  The name of the Corporation is Desa Acquisition Company.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares, par value $.01 per share, designated Common Stock.

         FIFTH: The name of the incorporator of the Corporation is Jeffrey B. Hitt, and the mailing address of such incorporator is 100 Crescent Court, Suite 1300, Dallas, Texas 75201.

         SIXTH: The number of directors constituting the initial board of directors is one, and the name and mailing address of the persons who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is as follows:

                  Jack D. Furst             200 Crescent Court, Suite 1600
                                            Dallas, Texas  75201

         SEVENTH: Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

         EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the by-laws of the Corporation.

         NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible, In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution or stockholders or directors, agreement or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

         TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

         I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 22nd day of October, 1993.



                                               ------------------------------
                                               Jeffrey B. Hitt

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            DESA ACQUISITION COMPANY


                  The undersigned, being the Chairman of the Board, President and Secretary, and Assistant Secretary and Treasurer of Desa Acquisition Company, a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Code"), do hereby certify:

         FIRST: The name of the Corporation is Desa Acquisition Company.

         SECOND: The Certificate of Incorporation was filed with the Secretary of State of Delaware on October 29, 1993.

         THIRD: Article FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                           "FIRST:  The name of the Corporation is Desa
                  Holdings Corporation."

         FOURTH: Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as set forth in Exhibit A hereto (and incorporated herein by reference).

         FIFTH: The aforementioned amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the Delaware Code. Unanimous written consent of the Corporation's stockholders has been given in accordance with the provisions of Section 228 of the Delaware Code.


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









                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed pursuant to Section 103(a)(2) of the Delaware Code by the undersigned duly authorized officers of the Corporation as of this ____ day of November, 1993.

                                         DESA ACQUISITION COMPANY



                                         By:
                                                  Jack D. Furst
                                                  Chairman of the Board,
                                                  President and Secretary


ATTEST:



------------------------
Paul D. Stone
Assistant Secretary
and Treasurer

                                                                       EXHIBIT A

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 32,000,000 shares consisting of (a) 2,000,000 shares of a class designated as Preferred Stock, par value $.01 per share ("Preferred Stock") and (b) 30,000,000 shares of a class designated Common Stock, par value $.01 per share ("Common Stock").

                  The   designations  and  the  powers,   preferences,   rights,
qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

         1.       Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                               (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                               (ii) the number of shares to constitute the class or series and the designations thereof;

                           (iii) the preferences,  and relative,  participating,
                  optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series
                  shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series shall be subject to the operations of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable
                  in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix)  such  other  special   rights  and   protective
                  provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         2.       Provisions Relating to the Common Stock.

                  (a) Except as otherwise required by law, and subject to any special voting rights which may be granted any class or series of Preferred Stock in the board of directors resolution which creates such class or series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

                  (b) Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the board of directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, or otherwise.

                  (c) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

         3.       General.

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            DESA HOLDINGS CORPORATION

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


         Desa Holdings Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is Desa Holdings Corporation.

         SECOND: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 29, 1993.

         THIRD:   Article   Fourth   of   the   Corporation's   Certificate   of
Incorporation, as amended, is hereby amended to read in its entirety as set forth in Exhibit A attached hereto and incorporated herein by reference.

         FOURTH: The majority stockholder of the Corporation executed a written consent adopting the above-stated proposed amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), and written notice to those stockholders of the Corporation not consenting in writing has been given as provided in Section 228(d) of the DGCL.

         FIFTH:   Said  amendment  was  duly  adopted  in  accordance  with  the provisions of Section 242 of the DGCL.


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









         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ____ day of January, 1996.

                                              DESA HOLDINGS CORPORATION



                                              By:
                                                       Terry G. Scariot
                                                       Vice President

                                                                       EXHIBIT A


                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 34,000,000 shares consisting of (a) 2,000,000 shares of a class designated as Preferred Stock, par value $.01 per share ("Preferred Stock"), (b) 30,000,000 shares of a class designated as Common Stock, par value $.01 per share ("Common Stock"), and (c) 2,000,000 shares of a class designated as Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock").

                  The   designations  and  the  powers,   preferences,   rights,
qualifications, limitations, and restrictions of the Preferred Stock, Common Stock and Nonvoting Common Stock are as follows:

         1.       Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

                  (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                           (ii) the number of shares to constitute the class or series and the designations thereof;

                           (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series shall be subject to the operations of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the time when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix)  such  other  special   rights  and   protective
         provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         2.       Provisions Relating to the Common Stock and Nonvoting Common
                  Stock.

                  (a) Except as otherwise provided in this ARTICLE FOURTH, all shares of Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

                  (b) From and after the date of issuance, subject to the rights of the holders of Preferred Stock, the holders of outstanding shares of Common Stock and Nonvoting Common Stock shall be entitled to receive dividends on the shares of Common Stock and Nonvoting Common Stock when, as, and if declared by the board of directors of the Corporation, out of funds legally available for such purpose. All holders of shares of Common Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on shares of Common Stock and Nonvoting Common Stock payable in cash, in property or in securities of the Corporation (other than shares of Common Stock). All dividends or distributions declared on shares of Common Stock and Nonvoting Common Stock which are payable in shares of Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate, provided that any such dividend or distribution shall be payable in shares of the class of Common Stock or Nonvoting Common Stock held by the stockholder to whom the dividend or distribution is payable.

                  (c) The Corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split, or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation or liquidation involving the Corporation) with respect to either the Common Stock or the Nonvoting Common Stock unless both the Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or the reclassification of the Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, each share of Nonvoting Common Stock shall, after such consolidation, merger, sale, or transfer or reclassification, be converted into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or reclassification if such holder had held such Common Stock issuable upon the conversion of such share of Nonvoting Common Stock immediately prior to such consolidation, merger, sale, or transfer or reclassification; provided, however, that no such shares of stock or other securities into which shares of Nonvoting Common Stock are so converted shall have any voting rights whatsoever.

                  (d) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the holders of shares of Common Stock and Nonvoting Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the Corporation available for distribution to the holders of shares of common stock.

                  (e) Except as otherwise provided herein or by law, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder; provided that, without the consent of the holders of record of at least 51% of the Nonvoting Common Stock at the time outstanding (assuming, for the purposes of this provision, that the holders of rights to acquire shares of Nonvoting Common Stock shall be deemed to be the holders of the shares of Nonvoting Common Stock which are at the time issuable upon the full exercise thereof whether or not such holders are then entitled to exercise such rights pursuant to the terms thereof), given in writing or by the vote at any regular or special meeting of stockholders of the Corporation, the Corporation shall not:

                           (i) amend, alter, modify, or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal this Section 2(e);

                           (ii) effect an exchange or reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the Corporation; or

                           (iii) effect a merger or consolidation of the Corporation with another corporation, unless the certificate or articles of incorporation of the surviving corporation shall provide that the shares of the capital stock of such surviving corporation into which the shares of Nonvoting Stock hereunder shall be converted shall have the identical rights and privileges as the shares of capital stock of such surviving corporation into which the shares of Common Stock hereunder shall be converted, other than the voting rights in this
         Section 2(e) and the conversion and other rights in Section 3 below, each of which shall not be adversely affected by such merger or consolidation.

         3.  Conversion.

                  (a) Subject to and upon compliance with the provisions of this
Section 3, any holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to convert each share of Nonvoting Common Stock held by such holder into a share of Common Stock at the conversion rate of one share of Common Stock for one share of Nonvoting Common Stock.

                  (b) The conversion of any shares of Nonvoting Common Stock into shares of Common Stock shall be effected by the holder of the shares of Nonvoting Common Stock to be converted surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Common Stock or at such other place as the Corporation is willing to accept such surrender accompanied by written notice to the Corporation at such office or other place that it elects to so convert and stating the number of shares of Nonvoting Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office or other place to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder as specified in such notice. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the shares to be converted in accordance with the procedure set forth in the first sentence of this Section 3(b), and the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares at such time. In the event of the conversion of less than all of the shares of Nonvoting Common Stock into shares of Common Stock evidenced by the certificate so surrendered, the Corporation shall execute and deliver to or upon the written order of such holder, without charge to such holder, a new certificate evidencing the shares of Nonvoting Common Stock not converted.

                  (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or any shares of Common Stock held in its treasury, solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid, and nonassessable.

                  (d) Notwithstanding any right of conversion of Nonvoting Common Stock pursuant to this Section 3, except to the extent then provided by Regulation Y or the Bank Holding Company Act, no shares of Nonvoting Common Stock originally issued by the Corporation to a Person subject to the provisions of Regulation Y shall be converted by the original holder thereof or any direct or indirect transferee thereof into shares of Common Stock, if after giving effect to such conversion, such Person, its Bank Holding Company Affiliates and any direct or indirect transferee thereof would beneficially own more than 4.9% of the total issued and outstanding shares of Common Stock, unless such shares are being distributed, disposed of or sold in any one of the following transactions:

                           (i) such shares are being sold in a public offering of such shares registered under the Securities Act of 1933, as amended, or a public sale pursuant to Rule 144 promulgated thereunder or any successor rule then in effect;

                           (ii) such shares are being sold (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), if, after such sale, such Person or group of Persons in the aggregate would own or control securities of the Corporation (excluding any Nonvoting Common Stock converted and disposed of in connection with such transaction) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors;

                           (iii) such shares are being sold to a Person or group of Persons (within the meaning of the Exchange Act), if, after such sale, such Person or group of Persons in the aggregate would not own, control or have the right to acquire more than 2% of the outstanding securities of any class of voting securities of the Corporation; or

                           (iv) such shares are being sold in any other manner permitted by the Federal Reserve Board.

         4.       Definitions.

                  As used in this ARTICLE FOURTH, the terms indicated below shall have the following respective meanings:

                  "Bank Holding Company Affiliate" shall mean, with respect to any Person subject to the provisions of Regulation Y, (i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Person" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

                  "Regulation Y" shall mean Regulation Y promulgated by the Federal Reserve Board (12 C.F.R. ss. 225) or any successor regulation.

         5.       General.

                  (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock and Nonvoting Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the price, exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

                            DESA HOLDINGS CORPORATION

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES, AND RIGHTS OF THE
                 SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                  The following resolutions were duly adopted by unanimous written consent of the Board of Directors of Desa Holdings Corporation, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on November 30, 1993.

                  WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, as amended to date (as amended, the "Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock and the powers, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion, or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series.

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. Designation and Number of Shares. The designation of said series of preferred stock, par value $.01 per share, authorized by this resolution shall be "Series A Cumulative Redeemable Preferred Stock" (herein referred to as the "Series A Preferred Stock"), which shall consist of 465,000 shares of such Series A Preferred Stock.

                  2. Ranking. The Series A Preferred Stock and the Corporation's Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), shall have equal rank with respect to the payment of dividends thereon and the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation. The Series A Preferred Stock shall be equal in rank to any series of stock issued by the Corporation that is expressly designated as ranking pari passu to the Series A Preferred Stock in payment of dividends or the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation (collectively with the Series B Preferred Stock, the "Pari Passu Stock"). The Series A Preferred Stock shall rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and to any other class or series of stock of the Corporation not expressly designated as Pari Passu Stock or senior stock with respect to the payment of dividends and the distribution of assets upon the liquidation, dissolution, or winding up of the Corporation (collectively, the "Junior Stock"). The Series A Preferred Stock shall rank junior, as to the payment of dividends and the distribution of assets on liquidation, dissolution, or winding up of the Corporation, to any other class or series of capital stock which by its express terms provides that it ranks senior to the Series A Preferred Stock.

                  3.       Dividends.

                           (a) General.  The holders of Series A Preferred Stock
shall be entitled to be paid, as and when declared by the Board of Directors out of funds legally available therefor, cumulative dividends on each share of Series A Preferred Stock for each Quarterly Period (as hereinafter defined) determined by multiplying the Applicable Dividend Rate (as hereinafter defined) in effect for such Quarterly Period times $25.00. The "Applicable Dividend Rate" shall mean (i) 12.00% per annum with respect to each Quarterly Period commencing with the Quarterly Period ending March 31, 1994 and through the Quarterly Period ending on March 31, 2001, (ii) 16.00% per annum with respect to each Quarterly Period commencing with the Quarterly Period ending on June 30, 2001 through the Quarterly Period ending on March 31, 2002, and (iii) 18.00% per annum thereafter. Such dividends shall be payable quarterly on December 31, March 31, June 30, and September 30 in each year, commencing on March 31, 1994, or if any such day is not a business day, on the next succeeding business day (each of such dates being a "Dividend Payment Date"). Dividends shall be paid to holders of record as they appear on the register of the Series A Preferred Stock on the December 15, March 15, June 15, and September 15, respectively, immediately preceding such Dividend Payment Date. Upon each Dividend Payment Date for the period from and including March 31, 1994 through and including December 31, 2000, any dividend on the Series A Preferred Stock accrued and payable as provided in this paragraph 3 shall, if and when paid, be payable either, as elected by the Board of Directors, (i) in cash, (ii) by issuing a number of additional shares (or fractional shares) of Series A Preferred Stock (the "Additional Shares") valued at $25.00 per Additional Share, or (iii) in any combination thereof. Beginning with the Dividend Payment Date for the Quarterly Period ending March 31, 2001 and until such time as all shares of the Series A Preferred Stock are redeemed, all dividends shall be paid in cash, to the extent that funds are legally available therefor. "Quarterly Period" shall mean the period from the original date of issuance of the Series A Preferred Stock to the first Dividend Payment Date and each quarterly period between consecutive Dividend Payment Dates thereafter.

                           (b) Accrual.  Dividends shall accrue from the date of
original issue of each share of the Series A Preferred Stock. If at any time dividends with respect to any shares of Series A Preferred Stock are not declared and paid in full on any Dividend Payment Date, whether in cash or Additional Shares or any combination thereof (the "Omitted Dividends"), such shares of Series A Preferred Stock shall accrue additional dividends as though such Omitted Dividends had been paid in Additional Shares and such Additional Shares had thereafter accrued dividends in accordance herewith (the "Cumulative Dividends"). Such Cumulative Dividends shall be fully cumulative (whether or not earned or declared) and shall be deemed to constitute accrued and unpaid dividends for all purposes hereof even if such additional dividends are not specifically mentioned in any particular context.

                           (c)  Prohibitions.  Except as provided  in  paragraph
3(d) and paragraph 5 hereof, so long as any Series A Preferred Stock shall remain outstanding, no dividend or distribution whatsoever (other than a dividend or dividends payable solely in Junior Stock and/or warrants or other rights to acquire Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock or Pari Passu Stock nor shall any shares of any Junior Stock or Pari Passu Stock be redeemed, purchased, or otherwise acquired (other than by capital contribution and other than Junior Stock redeemed from employees of the Corporation upon termination of employment) by the Corporation or any subsidiary thereof (except in exchange for Junior Stock and/or warrants or other rights to acquire Junior Stock). Notwithstanding any other provision hereof, the Corporation may redeem shares of Series B Preferred Stock in accordance with the terms of paragraph 6 of the Certificate of Designations creating such stock, as such Certificate of Designations exists on the date hereof.

                           (d) Parallel Dividends.  No whole or partial dividend
shall be paid or declared or set apart for payment with respect to any share of Series A Preferred Stock for any Quarterly Period unless at the same time (i) a like proportionate dividend for the same Quarterly Period shall be paid or set aside for payment on all shares of the Series A Preferred Stock then outstanding and entitled to receive such dividend and (ii) there shall have been paid or set aside for payment on all shares of any Pari Passu Stock dividends (payable in the same type of property, including cash) ratably in proportion to the respective accumulated dividends, including dividends accrued or in arrears, on the Series A Preferred Stock and said Pari Passu Stock. No dividend shall be paid or declared or set apart for payment with respect to any shares of any Pari Passu Stock then outstanding unless there shall have been paid or set apart for payment on all shares of Series A Preferred Stock then outstanding dividends (payable in the same type of property, including cash) ratably in proportion to the respective dividends, including dividends accrued or in arrears, on the Series A Preferred Stock and said Pari Passu Stock.

                  4.       Liquidation.

                           (a) Liquidation Preference.  Subject to the rights of
the holders of any class of capital stock or series thereof expressly ranking senior to the Series A Preferred Stock as to the distribution of assets on liquidation, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Series A Preferred Stock shall be entitled to receive, out of the assets of the

Corporation legally available therefor, a cash liquidation payment equal to $25.00 per share (the "Liquidation Preference"), plus a cash amount equal to all dividends accumulated and unpaid thereon to the date of payment (whether or not earned and declared) before any distribution or payment shall be made to the holders of Junior Stock. If legally available funds are not sufficient to pay the full amount owed as a liquidation preference to the holders of the Series A Preferred Stock pursuant to the preceding sentence and the full amount owed to the holders of any Pari Passu Stock, such funds shall be distributed to the holders of the Series A Preferred Stock and such Pari Passu Stock on a pro rata basis in proportion to their respective claims.

                           (b) Effect of Merger or  Consolidation.  Neither  the
merger or consolidation of the Corporation into or with any other Person (as hereinafter defined), nor the merger or consolidation of any other Person into or with the Corporation (each, a "Merger"), nor a sale, transfer, or lease or other disposition of all or any part of the assets of the Corporation, shall, without further corporate action, be deemed to be a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of this paragraph 4. As used herein, "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  5.       Optional Redemption.

                           (a) Redemption  Price.  The  Corporation  may, at its
option, at any time and from time to time, redeem all or any portion of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, ratably, for cash in an amount equal to the Liquidation Preference per share plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned and declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the Redemption Date (as hereinafter defined), in accordance with subparagraph (b) of this paragraph 5. Notwithstanding the provisions of this paragraph (a), unless the full cumulative dividends on all outstanding shares of each series of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods or portions thereof, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of

Series A Preferred Stock on the redemption date are simultaneously redeemed.

                           (b) Redemption  Procedure.  If the Corporation  shall
determine to redeem less than all shares of the Series A Preferred Stock then outstanding pursuant to subparagraph (a) of this paragraph 5, (i) the shares to be redeemed shall be selected pro rata (or as nearly as may be) so that the number of shares redeemed from each holder shall bear the same proportion to all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) if the number of holders of the Series A Preferred Stock exceeds 50, and the Board of Directors so determines, the shares to be redeemed shall be selected by lot.

                           (c) Notice.  Notice of every  redemption  pursuant to
this paragraph 5 shall be mailed, first class, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to each holder of record of shares to be redeemed, at such holder's address as it appears on the books of the Corporation. Each such notice shall state the Redemption Date; the number of shares of Series A Preferred Stock to be redeemed, and, if less than all shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed will cease to accrue on the Redemption Date.

                           (d) Rights of Holders.  Notice  having been mailed as
aforesaid, from and after the Redemption Date (unless the Corporation defaults in providing money for the payment of the redemption price) dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as stockholders of the Corporation (except the right to receive the redemption price thereof, without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price will be deposited on a specified date, prior to the Redemption Date, with a specified bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit shares called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith upon such deposit cease and terminate except for the right to receive the amount payable upon surrender of the certificates representing such shares from such bank or trust company (but not from the Corporation). If less than all the shares represented by any surrendered certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder who surrendered such certificate. Holders of shares of Series A Preferred Stock called for redemption shall not be entitled to any interest allowed by any such depositary on money deposited to effect the redemption but any such interest shall be paid to the Corporation. Any money deposited as aforesaid for redemption of any shares and remaining unclaimed for four years and eleven months after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the redemption price thereof, without interest.

                           (e) Status of Redeemed Shares.  Any share of Series A
Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued.

                  6.       Special Corporate Events.

                           (a) Change in  Control.  Upon a Change in Control (as
defined herein), the Corporation will mail to each holder of Series A Preferred Stock a notice (the "Change in Control Notice") (i) stating that a Change in Control has occurred and each holder of Series A Preferred Stock shall have the right to require that the Corporation purchase, to the extent the Corporation lawfully may do so, all or a portion of the shares of Series A Preferred Stock held by such holder, at a cash purchase price equal to the Liquidation Preference per share, plus all accrued and unpaid dividends thereon to the date of cash purchase (the "Purchase Price"), (ii) setting forth the Purchase Price and a purchase date (the "Purchase Date"), which shall be no earlier than 15 days nor later than 30 days from the date the Change in Control Notice is mailed, and (iii) setting forth the instructions reasonably determined by the Corporation, consistent with this paragraph 6 and applicable law, that a holder must follow in order to require the purchase of his Series A Preferred Stock. Notwithstanding anything to the contrary contained above, prior to compliance with the foregoing provisions the Corporation will, or will cause the Company (as hereinafter defined) to, either repay all indebtedness and terminate all commitments outstanding under the Credit Agreement (as hereinafter defined) or obtain the requisite consents, if any, under the Credit Agreement required to permit the repurchase of Series A Preferred Stock required by this provision. Until the requirements of the immediately preceding sentence are satisfied, the Corporation will not make, and will not be obligated to make, any such purchase of Series A Preferred Stock or any mailing or delivery of any Change in Control Notice. As used herein, (x)
"Company" shall mean Desa International, Inc. and its subsidiaries and (y) "Credit Agreement" shall mean the Credit Agreement dated on or about the date of initial issuance of the Series A Preferred Stock, among the Corporation, the Company, the lenders from time to time party thereto and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, or otherwise restructuring (including adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or a portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

                           (b) Payment of Purchase  Price.  The  Purchase  Price
shall be paid in cash; provided, however, that, to the extent that the HMC Group (as hereinafter defined) has received securities or other non-cash consideration ("Non- Cash Consideration") in exchange for its Common Stock as a result of the event or series of events which have resulted in a Change in Control, the Purchase Price may, at the option of the Board of Directors and subject to the provisions set forth below and in paragraph 15 hereof, be paid in identical Non-Cash Consideration or a combination of cash and Non-Cash Consideration. To the extent that any cash consideration is to be paid, distributed, made available, or otherwise delivered to holders of equity securities of the Corporation as a result of such Change in

Control, such cash consideration shall be paid, distributed, made available, or otherwise delivered first to the holders of Series A Preferred Stock and Pari Passu Stock, pro rata as determined by the sum of their relative holdings of such securities, plus all accrued and unpaid dividends thereon, prior to the distribution of any such cash consideration to holders of any class of Junior Stock. Notwithstanding the other provisions of this subparagraph, upon the request of the holders of a majority in interest of the Series A Preferred Stock received by the Corporation within 15 days of the mailing of the Change in Control Notice, the Corporation shall, at its expense, engage a nationally-recognized independent investment banking firm (an "Independent Firm") to value any Non-Cash Consideration to be received as a result of such Change in Control. Such Independent Firm shall provide a written appraisal of the value of such Non-Cash Consideration within 15 days of their engagement. The Independent Firm shall, to the extent appropriate, determine an adjustment to the amount of Non- Cash Consideration to be paid as all or a portion of the Purchase Price per share if such appraisal results in a determination that the value of such Non-Cash Consideration is more or less than the value placed thereon by the HMC Group upon receipt thereof. In the event that an appraisal by an Independent Firm is requested by such holders, the Purchase Date may, at the option of the Corporation, be extended by 30 days from the date originally designated as the Purchase Date.

                           (c)  Surrender of  Certificates.  Holders of Series A
Preferred Stock seeking to require that the Corporation purchase their shares in accordance with this paragraph 6 will be required to surrender any certificate(s) representing their shares to the Corporation prior to the close of business of the third business day prior to the Purchase Date (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require).

                           (d) Failure to  Purchase.  If the  Corporation  shall
fail, because it lacks legally available funds, to discharge its obligation to purchase all of the outstanding shares of Series A Preferred Stock required to be purchased pursuant to this paragraph 6 (the "Purchase Obligation"), the Purchase Obligation shall be discharged promptly at such time as the Corporation is able to discharge such Purchase Obligation legally and in accordance with the terms hereof. If and for so long as the Purchase Obligation shall not fully be discharged, (i) dividends on the Series A Preferred Stock shall continue to cumulate in accordance with paragraph 3 hereof, and (ii) the Corporation shall not declare, pay, or set aside any sum for payment of any dividend on, or make any other distribution as to, any Junior Stock or Pari Passu Stock, or purchase, redeem, or otherwise acquire such securities, or any warrant, right or security convertible into or exchangeable for any such security, for any consideration (or make any payment to or available for a sinking fund for the redemption of such securities) other than in Junior Stock.

                           (e) Definitions. A "Change in Control"
shall be deemed to have occurred if:

                           (i) the HMC Group has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act (as hereinafter defined) and the rules and regulations promulgated thereunder) of less than 50.1% of the issued and outstanding Common Stock of the Corporation, without regard to issuances in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (including issuances of Common Stock upon conversion of the Series B Preferred Stock to the extent such Common Stock is sold in such public offering); or

                           (ii) there is a sale, lease, transfer, or other disposition of all or substantially all of the assets of the Corporation to any Person (other than the HMC Group or the Hicks, Muse Holders (as hereinafter defined)) as an entirety or substantially as an entirety in one transaction or a series of related transactions; or

                           (iii) the Hicks, Muse Holders have beneficial ownership, determined as set forth in subclause (i) above, of less than 6,750,000 shares of Common Stock (as adjusted appropriately to reflect the number of shares  and/or kind of  securities
                                    into which such Common Stock is subsequently
                                    converted,   split,   combined,   exchanged,
                                    reclassified, or like events);

         provided, however, that, notwithstanding clause (ii) of this definition, no Change in Control shall be deemed to have occurred in the event of a Merger unless, after giving effect to the consummation of the Merger, one of the events specified in clause (i) or (iii) of this definition shall have occurred.

                           As  used  herein,  "HMC  Group"  shall  mean a  group
         composed of Hicks, Muse & Co. Incorporated (or any successor to all or substantially all of the assets of Hicks, Muse, collectively, "Hicks, Muse"), HM 2/Desa, L.P., and their respective Affiliates, and the Management Holders (as hereinafter defined), and "Hicks, Muse Holders" shall mean a group composed of Hicks, Muse, HM 2/Desa, L.P., and their respective Affiliates and any spouse or child (natural or adopted) of any Affiliate who is a natural Person. The fact that one or more members of the HMC Group or the Hicks, Muse Holders has sold or otherwise transferred his or its Voting Securities shall not be deemed to constitute a dissolution of the HMC Group or the Hicks, Muse Holders, respectively. As used herein, "Affiliate" shall mean, as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any natural Person who is a director, officer, or employee (i) of such Person, (ii) of any subsidiary of such Person, or
         (iii) of any Person described in the preceding clause (a). For purposes of the definition of "Affiliate", "control" of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. As used herein, "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. As used herein, "Management Holders" shall mean a group composed of Robert H. Elman, Mark J. Elman, Wendy J. Elman, Valerie N. Elman, Damon S. Vitale, Terry G. Scariot, John M. Kelly, William A. Parsons, James M. Phillips, Donald W. Denton, Dirk D. Miller, Doug Rohrer, and Ralph Pratt and any spouse or child (natural or adopted) of any of them; provided, that any person who is subsequently elected to an office of the Corporation in replacement of any of the above-named persons who also purchases Common Stock shall be included in the definition of Management Holders. As used herein, "Voting Securities" shall mean all classes of capital stock of the Corporation then outstanding and normally entitled to vote in the election of the directors of the Corporation.

                           (f) Procedure for Purchase. On the Purchase Date, the
Purchase Price of such shares shall be payable to the order of the Person whose name appears on the certificate or certificates representing such shares as the owner thereof and each surrendered certificate shall be canceled. From and after the Purchase Date, unless there shall have been a default in payment of the Purchase Price, all rights of the holders of shares of Series A Preferred Stock so purchased, except the right to receive the Purchase Price without interest, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. In addition, from and after the date the Corporation shall irrevocably deposit an amount (which may include Non-Cash Consideration, as provided herein) equal to the Purchase Price with a bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares electing a purchase, and, notice having been given, from and after such deposit such shares shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith upon such deposit cease and terminate except for the right to receive the Purchase Price upon surrender of the certificates representing such shares from such bank or trust company (but not from the Corporation). If less than all the shares represented by any surrendered certificate are purchased, a new certificate
representing  the  unpurchased   shares  shall  be  issued  to  the  holder  who
surrendered such certificate. Holders of shares of Series A Preferred Stock electing purchase shall not be entitled to any interest allowed by any such depositary on money deposited to effect the purchase, but any such interest shall be paid to the Corporation. Any money deposited as aforesaid for purchase of any shares and remaining unclaimed for four years and eleven months after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the Purchase Price thereof, without interest.

                  7. Merger. (a) In the event of the Merger of the Corporation with or into any other corporation, each share of Series A Preferred Stock may, at the option of the Corporation, be converted into another security (the "Resulting Security") of the Corporation or the surviving corporation (the "Survivor"), as the case may be, the value of which, based upon the economic terms of such Resulting Security, is not less than the sum of the Liquidation Preference, plus all accrued and unpaid dividends to the date of such conversion, of such shares of Series A Preferred Stock, as determined by an Independent Firm engaged by the Corporation, which determination shall be communicated in writing to the holders of the Series A Preferred Stock within 15 days of its engagement; provided, however, that any security issued to holders of Junior Stock as a result of such Merger must be subordinate in right of payment to the Resulting Security and the Resulting Security must contain covenants which (i) prohibit the Survivor from making any payment or distribution on, or purchasing, redeeming, or otherwise acquiring any Junior Stock (other than (A) any payment or distribution in, or repurchase effected in exchange for, Junior Stock and/or warrants or other rights to acquire Junior Stock and (B) redemptions or purchases of Junior Stock from employees of the issuer upon termination of employment) and from issuing a class or series of stock that ranks senior, as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Corporation, to the Resulting Security, (ii) prohibit the Survivor from guaranteeing another Person's debt and from issuing debt that, in either case, by its terms, participates in the earnings and profits of the Survivor, and (iii) prohibit the Survivor from creating a class or series of stock that (A) is equal to the Resulting Security in payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and (B) has a dividend rate which exceeds 16.00% per annum ("Pari Passu Resulting Security"); provided, however, that if such Pari Passu Resulting Security, by its terms (whether pursuant at a specified date or upon the occurrence of a specified event or otherwise), is mandatorily redeemable, at the time of the creation of such Pari Passu Resulting Security, the Corporation shall, to the extent necessary, amend its Certificate of Incorporation to provide expressly that shares of the Series A Preferred Stock and the Series B

Preferred Stock are mandatorily redeemable ratably (whether at a specified date or upon the occurrence of a specified event or otherwise) prior to the time that such Pari Passu Security is mandatorily redeemable. Notwithstanding the prior sentence, to the extent that any cash or Cash Equivalent (as hereinafter defined) consideration is to be paid, distributed, made available, or otherwise delivered to holders of equity securities of the Corporation as a result of such Merger, such cash or Cash Equivalent consideration shall be paid, distributed, made available, or otherwise delivered first to the holders of Series A Preferred Stock and Pari Passu Stock, pro rata as determined by the sum of their relative holdings of such securities, plus all accrued and unpaid dividends thereon, until such holders are paid the full amounts of the respective liquidation preferences of such stock, plus all accrued and unpaid dividends thereon to the date of payment, prior to the distribution of any such cash consideration to holders of any Junior Stock. In the event that, as a result of such Merger, neither of the events specified in clauses (i) or (iii) of the definition of Change of Control shall have occurred, the provisions set forth in paragraph 6 hereof shall be deemed to be incorporated, with appropriate language changes in order to reflect in all material respects the terms and conditions of such paragraph, into the Resulting Security, and such terms and conditions shall thereafter apply to the Resulting Security. As used in this paragraph 7(a), the term "Cash Equivalent" shall mean (1) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) commercial paper maturing within one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 or the equivalent thereof from Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (3) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having a combined capital and surplus of not less than $250,000,000; and (4) funds investing exclusively in any or all of the investments described in (1) through (3) above.

                  (b)  Notwithstanding  subparagraph  7(a)  hereof,  immediately prior to a Merger, at the option of each holder
of Series A Preferred Stock elected as provided in subparagraph 7(c) below, each then outstanding share of Series A Preferred Stock shall be deemed to have been surrendered for conversion, and shall be converted, into a number of shares of Common Stock (which, for purposes of this subparagraph, shall include any stock into which such Common Stock may hereafter be converted or exchanged) equal to the Conversion Price (as hereinafter defined). The "Conversion Price" shall be equal to the sum of (A) $25 plus (B) the accrued and unpaid dividends on such share to the closing date of the Merger, divided by the fair market value per share of one share of Common Stock, as determined by an Independent Firm (the "Common Stock Price"). The Corporation will not be required to issue any fractional share of Common Stock upon such conversion and the Corporation may, at its option, pay an amount in cash, in lieu of issuing any fractional share, equal to the same fraction of the Common Stock Price. The Corporation will issue certificates representing the shares of Common Stock into which the outstanding shares of Series A Preferred Stock have been converted promptly following the receipt of the respective certificates that, prior to such conversion, represented shares of Series A Preferred Stock.

                  (c) Not later than 30 days prior to effecting any Merger, the Corporation shall provide written notice to all record holders of Series A Preferred Stock, stating its intention to effect such Merger, generally describing the terms and conditions of such Merger and stating that such record holder has the right to convert its Series A Preferred Stock to Common Stock in accordance with the terms of subparagraph (b) above. Each such holder, if it wishes to effect such conversion of its Series A Preferred Stock, shall, no later than ten days prior to the Merger, provide written notice to the Corporation of its intention to convert its Series A Preferred Stock in accordance with the terms of subparagraph (b) above and shall, together therewith, deliver to the Corporation the certificate(s) representing its Series A Preferred Stock, together with duly executed stock powers and other appropriate instruments of transfer, as reasonably requested by the Corporation.

                  8.       Voting Rights.

                           (a)  Generally.  The  holders  of  shares of Series A
Preferred Stock shall not be entitled to vote except as set forth in the Certificate of Incorporation of the Corporation, as herein set forth in this paragraph 8 and as otherwise provided by law. In any vote by the holders of the Series A Preferred Stock pursuant to the preceding sentence, each holder of the Series A Preferred Stock shall be entitled to one vote for each full share and a fraction of a vote equal to the fraction of a share for each fractional share.

                           (b) Special Voting Rights to Elect  Directors.  If at
any time or times (i) the equivalent of two or more consecutive quarterly dividends on the Series A Preferred Stock shall be in arrears, in part or in whole, and shall not either be paid in cash or by issuance of Additional Shares or (ii) the Corporation has not met any then-existing obligation pursuant to paragraph 6 hereof, then the number of directors constituting the Board of Directors, without further action, shall be increased by one and the holders of the Series A Preferred Stock shall have the exclusive right, voting separately as a class, at any annual meeting of stockholders, or special meeting called for such purpose or pursuant to written consent, to elect, by majority vote, one director of the Corporation to fill such newly created directorship; provided, however, that in the event that more than 75% of the aggregate number of outstanding shares of Series A Preferred Stock is at such time held by any holder subject to BHC Laws (as defined in paragraph 15 hereof), then the holders of the Series A Preferred Stock shall have the right, acting separately as a class, in lieu of the right to elect one director of the Corporation pursuant to the foregoing provisions, to designate a representative (the "Observer") to attend each meeting of the Board of Directors of the Corporation in person or by conference call; provided, further, in no event shall any holder of Series A Preferred Stock have the right to vote for the election of a director pursuant to this paragraph 8(b) unless such right and the exercise thereof shall not cause or result in the violation of any applicable BHC Laws. The presence, or lack thereof, of any Observer shall have no bearing on the determination of whether a quorum exists for the purpose of conducting the business of the Corporation, and any failure by the Corporation to provide notice of a meeting of the Board of Directors shall have no effect on the efficacy of any action taken by the Board of Directors at such meeting. Such Observer shall, by virtue of such attendance, be deemed to have agreed to keep confidential and not disclose to any third party any information concerning the Corporation which is discussed or disseminated during or in connection with any such meeting of the Board of Directors. Such voting rights shall terminate at such time that (x) all accrued and unpaid dividends (whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) on shares of the Series A Preferred Stock then outstanding shall have been either paid in cash or (solely in the case of Dividend Payment Dates occurring on or before December 31, 2000) by issuance of Additional Shares, as permitted pursuant to paragraph 3 hereof, (y) dividends thereon for the then-current Dividend Period shall have either been paid in cash or, if permitted pursuant to paragraph 3 hereof, by the issuance of Additional Shares, or declared or set apart for payment and (z) the Corporation shall have fully complied with its obligations pursuant to paragraph 6 hereof, subject, however, to revesting of such voting rights in the event of each and every subsequent failure of the Corporation to pay dividends as described above.

                  9. Certain Actions. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least a majority of the votes of the shares of the Series A Preferred Stock then outstanding, voting separately as a class, (i) create, authorize, or issue any class or series of capital stock ranking senior to the Series A Preferred Stock as to payment of dividends or as to distribution of assets on liquidation, or any Pari Passu Stock unless (A) such Pari Passu Stock is created in connection with an acquisition of the stock, other equity interests, and/or assets of another entity or of an operating division of another entity (or a refinancing or refunding of such an acquisition), (B) if such Pari Passu Stock, by its terms, is mandatorily redeemable (whether at a specified date or upon the occurrence of a specified event or otherwise), at the time of the creation of such mandatorily redeemable Pari Passu Stock, the Corporation shall, to the extent necessary, amend its Certificate of Incorporation to provide expressly that shares of the Series A Preferred Stock and the Series B Preferred Stock are also mandatorily redeemable ratably (whether at a specified date or upon the occurrence os a specified event or otherwise) immediately prior to the time such newly created series of Pari Passu Stock is mandatorily redeemable, and (C) such Pari Passu Stock does not have a dividend rate which exceeds 16.00% per annum, (ii) amend, alter, or repeal any of the powers, preferences, or special rights of the Series A Preferred Stock (as expressed in the Certificate of

Incorporation of the Corporation) so as to affect adversely such powers, preferences, or special rights, or (iii) sell, lease, or convey all or substantially all of the Corporation's assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A Preferred Stock would be purchased for or otherwise converted into consideration of less than its Liquidation Preference plus any accrued and unpaid dividends, or as a result of which the Series A Preferred Stock would continue in existence (either as stock in the Corporation or in the surviving company in a merger) but with an adverse alteration in its specified designations, rights, preferences, or privileges; provided, however, that nothing contained in this paragraph 9 shall affect the Corporation's obligations pursuant to paragraph 6 hereof.

                  10. Reporting Requirements. The Corporation will furnish to each record holder of shares of Series A Preferred Stock any documents filed by the Corporation pursuant to Section 13, 14, or 15(d) of the Exchange Act and any annual, quarterly, or other reports furnished to the Corporation's public securityholders, if any; provided that if the Corporation is not subject to the requirements of Section 13, 14, or 15(d) of the Exchange Act, the Corporation will promptly furnish to each such record holder:

                           (i) as soon as  available  and in any event within 90
         days after the end of each fiscal year of the Corporation a consolidated balance sheet of the Corporation as of the end of such fiscal year and the related statements of income and retained earnings and statement of cash flows for such fiscal year, in each case (commencing with any such reports delivered after the first full fiscal year of the Corporation following the date hereof) setting forth comparative figures for the preceding fiscal year, accompanied by an opinion of independent public accountants of nationally recognized standing selected by the Corporation as to the fair presentation in accordance with generally accepted accounting principles by such financial statements of the Corporation's consolidated financial position, results of operations, and statement of cash flows; and

                           (ii) as soon as available  and in any event within 45
         days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation (on a consolidated basis), a balance sheet as of the end of the month ending such quarter and the related statements of income and statement of cash flows for such month and for the portion of the Corporation's fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Corporation's preceding fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, generally accepted accounting principles, and consistency by the principal financial and accounting officers.

For so long as any Series A Preferred Stock is outstanding, the Corporation will furnish to each holder of Series A Preferred Stock, no later than 15 days after the receipt by the Corporation of audited financial statements for each fiscal year, a compliance certificate, executed by the Corporation's chief executive officer or president, stating that the Corporation has complied with all the covenants set forth herein, or, if such statement cannot be made, explaining the reasons therefor in detail.

                  11. Issuance. The Corporation will not issue more than 465,000 shares of Series A Preferred Stock, of which 200,000 shares shall be available for initial issuance and 265,000 shares shall be available for issuance as Additional Shares.

                  12. Fractional Shares. Any fractional shares of Series A Preferred Stock shall be entitled to appropriately proportionate dividends, liquidation payments, voting rights, and all other rights of the Series A Preferred Stock.

                  13.  Affiliate  Transactions.  For so  long as any  shares  of
Series A Preferred Stock are outstanding, the Corporation shall not, and shall not permit any subsidiary thereof to, conduct any business or enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange, or lease of any assets or property or the rendering of any services) with any Affiliate of the Corporation, Hicks, Muse, or the Management Group unless the terms of such business transaction or series of related transactions are (A) no less favorable to the Corporation or such subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arms' length dealing with an unrelated third party and (B) set forth in writing, if such transaction or series of related transactions involves aggregate payment in excess of $100,000, and (C) with respect to a transaction or series of related transactions involving the sale, purchase, lease, or exchange of property or assets having a value in excess of $1,000,000, such transaction or series of related transactions has been determined to be fair, from a financial point of view, to the Corporation or such subsidiary, by a majority of the Board of Directors. The foregoing provisions do not prohibit (i) any transaction with an officer or director of the Corporation or a subsidiary thereof entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director pursuant to plans or agreements approved by a majority of the disinterested directors of the Corporation), (ii) required payments under any tax sharing agreement entered into among the Corporation and its subsidiaries and approved by a majority of the Board of Directors of the Corporation, (iii) the Management and Oversight Agreement dated of substantially even date herewith by and among the Corporation, the Company, and an Affiliate of Hicks, Muse, or (iv) any transaction between the Corporation and a wholly-owned subsidiary or between or among any wholly-owned subsidiaries of the Corporation.

                  14.      General Provisions.

                           (a) "Outstanding" Securities. The term "outstanding",
when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                           (b)  Headings.   The  headings  of  the   paragraphs,
subparagraphs, clauses, and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.

                           (c)  Restrictions in Senior Lending  Documents.  Each
holder of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that the redemption and repurchase of such securities by the Corporation are subject to restrictions contained in the Credit Agreement, and that the Corporation shall not be in violation of any provision hereof as a result of its failure to redeem such securities due to the existence of such restrictions; provided, that the Corporation shall be obligated to use its best efforts to secure the consent to such redemption of any lender(s) under such Credit Agreement.

                  15. Bank Regulatory Restrictions. Notwithstanding any other provision of this Certificate of Designations, if the receipt of Non-Cash Consideration pursuant to paragraph 6 hereof or a Resulting Security pursuant to paragraph 7 hereof (collectively, "Subsequent Securities") by a holder of Series A Preferred Stock would violate applicable bank regulatory laws or any rules, regulations, and interpretations thereunder (collectively, the "BHC Laws"), such holder shall notify the Corporation promptly in writing of such potential violation, stating that such event would violate a BHC Law (the "BHC Violation Notice"). The BHC Violation Notice shall describe with reasonable specificity the BHC Laws that would be violated and the facts that would result in the violation by such holder of such BHC Laws and shall otherwise be in form and substance reasonably satisfactory to the Corporation. In the event the BHC Violation Notice is reasonably satisfactory to the Corporation, the Corporation shall or, in the case of Non-Cash Consideration or a Resulting Security to be issued by another entity, shall cause such entity to, create a class or series of non-voting securities identical in all material respects (subject to the next sentence hereof) to the Subsequent Security (the "Nonvoting Securities") and such Nonvoting Securities shall be issued to such holder in lieu of the Subsequent Security. The Nonvoting Securities shall be convertible into the Subsequent Security at any time by the holder thereof or by the Corporation, the Successor, or other issuing entity as the case may be (without the payment of any additional consideration) on such terms and conditions (intended to comply with applicable BHC Laws) as shall be reasonably requested by the holder and reasonably acceptable to the Corporation.





                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

                           IN WITNESS WHEREOF, Desa Holdings Corporation
has caused this certificate to be signed by its Vice President and Assistant Secretary, respectively, this _____ day of _________, 1993.

                                                     DESA HOLDINGS CORPORATION



                                                     By:
                                                        Vice President

ATTEST:



Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            DESA HOLDINGS CORPORATION


         Desa Holdings Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is Desa Holdings Corporation.

         SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 29, 1993.

         THIRD: The first sentence of Article FOURTH of the Corporation's Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

                  "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares consisting of (a) 2,000,000 shares of a class designated as preferred stock, par value $.01 per share ("Preferred Stock"), (b) 50,000,000 shares of a class designated as common stock, par value $.01 per share ("Common Stock"), and (c) 3,000,000 shares of a class designated as nonvoting common stock, par value $.01 per share ("Nonvoting Common Stock")."

         FOURTH: The majority stockholder of the Corporation executed a written consent adopting the above-stated proposed amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), and written notice to those stockholders of the Corporation who did not consent in writing has been given as provided in Section 228(d) of the DGCL.

         FIFTH:   Said amendment was duly adopted in accordance with the
provisions of Section 242 of the DGCL.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the __ day of November, 1997.

                                       DESA HOLDINGS CORPORATION



                                       By:
                                                Edward G. Patrick
                                                Vice President - Finance,
                                                Treasurer and Secretary

                           CERTIFICATE OF DESIGNATION

                         SERIES C 12% SENIOR REDEEMABLE
                    EXCHANGEABLE PAY-IN-KIND PREFERRED STOCK

                            DESA HOLDINGS CORPORATION

         Desa Holdings Corporation, a Delaware corporation (as hereinafter further defined, the "Corporation"), certifies that pursuant to the authority contained in Article 4 of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its preferred stock designated as the Series C 12% Senior Redeemable Exchangeable Pay-In-Kind Preferred Stock:

         RESOLVED, that a series of the class of authorized preferred stock of the Corporation be and hereby is created, and that the designation and the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                                 DESIGNATION OF
                         SERIES C 12% SENIOR REDEEMABLE
                    EXCHANGEABLE PAY-IN-KIND PREFERRED STOCK

         Section 1.        Designation; Number of Shares.

         The shares of such series shall be designated "Series C 12% Senior Redeemable Exchangeable Pay-In-Kind Preferred Stock" (herein in this Certificate of Designation referred to as the "Series C Preferred Stock" or this "Series") and the number of shares constituting such series initially shall be forty thousand (40,000) shares.

         Section 2.        Dividends.

                  (a)      General Obligation.

                  (i) When and as declared by the Board of Directors of the Corporation, and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay dividends to the holders of Series C Preferred Stock at the times and in the amounts provided for in this Section 2. Except as otherwise provided herein, cumulative dividends on the Series C Preferred Stock shall accrue on a daily basis (computed on the basis of a 365-day year and the actual number of days elapsed) at the rate per annum of twelve percent (12%) per share of Series C Preferred Stock, with the Series C Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series) at $1,000 per share for such purpose, from and including the date of issuance of each such share of Series C Preferred Stock. Holders of Series C Preferred Stock shall be entitled to receive such dividends prior and in preference to payment of any dividend upon (including accrued dividends), or the setting apart of any moneys or other property of the Corporation for payment of any dividend upon, any Junior Security. Such dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation originally issues any share of Series C Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series C Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such share of Series C Preferred Stock. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series. The per share dividend amount payable to each holder of record of Series C Preferred Stock on any Dividend Reference Date shall be rounded to the nearest cent. Except as otherwise provided in Section 2(a)(ii), all dividends on the Series C Preferred Stock shall be payable in cash. No interest shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                  (ii) Notwithstanding the provisions of Section 2(a)(i), if any dividend payable on any Dividend Reference Date occurring before December 31, 2009 is not declared and paid in full in cash on such Dividend Reference Date, the amount payable as a dividend on such Dividend Reference Date that is not paid in cash on such Dividend Reference Date shall, subject to the terms of any Parity Securities or Senior Securities, be declared and paid in additional shares of Series C Preferred Stock, with such additional shares of Series C Preferred Stock being valued (subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series) at $1,000 per share for such purpose, on such Dividend Reference Date; provided that the Corporation may at its option pay cash in lieu of any fractional shares that may otherwise be issuable pursuant to this sentence. Such amount payable as a dividend on such Dividend Reference Date shall be deemed paid in full and shall not accumulate to the extent that such amount is so paid in cash or additional shares of Series C Preferred Stock.

                  (iii) Each dividend will be payable or issuable, as the case may be, to holders of record of the Series C Preferred Stock as they appear on the stock transfer books of the Corporation on a record date, which shall be not more than sixty (60) nor less than ten (10) days before the relevant

         Dividend Reference Date, fixed by the Board of Directors of the Corporation. The Corporation shall at all times reserve and keep available out of its authorized but unissued Series C Preferred Stock the full number of shares of Series C Preferred Stock thereafter deliverable as dividends upon the then outstanding shares of Series C Preferred Stock pursuant to this Section 2(a), and shall take all such actions and obtain all such approvals, consents, authorizations, licenses, orders or permits as may be necessary to enable the Corporation lawfully to issue such Series C Preferred Stock as provided herein.

                  (b) Payment of Dividends. Dividends accrued on the Series C Preferred Stock shall be payable on the last day of each June and December in each year (each such date being referred to herein as a "Dividend Reference Date"), beginning June 30, 1998, when and as declared by the Board of Directors of the Corporation in accordance with this Section 2.

                  (c) Distribution of Partial Dividend Payments. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to Series C Preferred Stock, such payment shall be distributed among the holders of the Series C Preferred Stock, so that an equal amount shall be paid (as nearly as possible) with respect to each outstanding share of Series C Preferred Stock.

                  (d) Priority. So long as any share of Series C Preferred Stock remains outstanding:

                  (i) No dividend (payable other than in shares of Junior Securities) whatsoever shall be paid upon, or moneys or other property of the Corporation set apart for payment of any dividend upon, any Junior Security nor shall any Junior Security be redeemed or purchased by the Corporation or any subsidiary thereof (except by conversion into or exchange for Junior Securities) nor shall any moneys or other property be paid to or made available for a sinking fund for any such redemption or purchase of any Junior Security, unless, in each such instance, all of the following conditions are met: (A) all dividends on all outstanding shares of Series C Preferred Stock accrued through the most recent Dividend Reference Date shall have been paid or declared and sufficient moneys (or, to the extent permitted by Section 2(a), shares of Series C Preferred Stock) set aside for payment thereof; (B) all dividends on all outstanding shares of Series C Preferred Stock accrued through the most recent Dividend Reference Date from the Dividend Reference Date immediately preceding such most recent Dividend Reference Date shall have been paid in cash or declared and sufficient moneys set aside for payment thereof; (C) all shares of Series C Preferred Stock issued by the Corporation pursuant to Section 2(a)(ii) after December 31, 2002 shall have been redeemed; (D) the Corporation shall have redeemed all shares of Series C Preferred Stock (I) for which it has received a notice of redemption under Section

         4(b) and in respect of which the right of redemption under Section 4(b) shall not have terminated or (II) which are required to be redeemed under Section 4(c); and (E) the aggregate amount of moneys or other property of the Corporation (other than shares of Junior Securities) paid upon or otherwise distributed, or set apart for payment upon or other distribution with respect to, Junior Securities after November 30, 1997, whether as dividends upon or in redemption or purchase of any Junior Securities (after giving effect to any such proposed dividend, redemption or repurchase at the time proposed by the Corporation to be made), shall not exceed the aggregate sum, through the most recent Dividend Reference Date, of (x) the aggregate amount theretofore declared and paid in cash, or declared and set aside for payment, by the Corporation as dividends on shares of Series C Preferred Stock plus
         (y) the aggregate amount theretofore paid in cash, or set aside for payment, by the Corporation in redemption of shares of Series C Preferred Stock pursuant to Section 4(a)(ii) hereof. Anything herein to the contrary notwithstanding, the foregoing provisions of this Section 2(d)(i) shall not prohibit the payment of any dividend within sixty
         (60) days after the date of declaration thereof, if at the date of such declaration such payment would have complied with the provisions of this Certificate of Designation, or the repurchase, redemption or other retirement for value, out of funds legally available therefor, of any Equity Interests of the Corporation held by any member of the management or employees of the Corporation or any subsidiary of the Corporation; provided that (x) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the greater of (1) $1,500,000 in any twelve-month period or (2) the maximum amount, determined as of the date of any such proposed repurchase, redemption or other retirement, that Desa International, Inc. would be permitted to pay as a dividend to the Corporation pursuant to Section 4.07 of the Senior Subordinated Note Indenture (assuming for purposes of this clause (2) that, notwithstanding any modification or termination of the Senior Subordinated Note Indenture, the Senior Subordinated Note Indenture is in full force and effect, as originally in effect, as of such date of determination), (y) no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction, and (z) the Corporation shall have redeemed all shares of Series C Preferred Stock (1) for which it has received a notice of redemption under Section 4(b) and in respect of which the right of redemption under Section 4(b) shall not have terminated or (2) which are required to be redeemed under Section 4(c).

                  (ii) So long as any share of Series C Preferred Stock remains outstanding, no full dividend (payable other than in shares of Junior Securities) shall be paid upon, or moneys or other property of the Corporation set apart for payment of any full dividend upon, any Parity Securities, unless all dividends on all outstanding shares of Series C

         Preferred Stock accrued through the most recent Dividend Reference Date shall have been paid or declared and sufficient moneys (or, to the extent required by Section 2(a), shares of Series C Preferred Stock) set aside for payment thereof. If all such dividends are not so paid, the Series C Preferred Stock shall share dividends pro rata with such Parity Securities.

         Section 3.        Liquidation.

         Subject to the rights of holders of any Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Securities of the Corporation an amount in cash equal to the aggregate Liquidation Value of all Series C Preferred Stock outstanding, and the holders of the Series C Preferred Stock shall not be entitled to any further payment or claim to any of the remaining assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among holders of Series C Preferred Stock and any Parity Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series C Preferred Stock held by each such holder of Series C Preferred Stock and the liquidation preference of such Parity Securities held by the holders thereof. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series C Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Person or Persons, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

         Section 4.        Redemption.

                  (a)      Optional Redemption by the Corporation.

                  (i) At any time within six (6) months after any Change of Control or any Qualified Public Offering the Corporation may, at its election, redeem all or any part of the outstanding shares of Series C Preferred Stock, out of funds legally available therefor, at the Redemption Price. Not less than ten (10) nor more than thirty (30) Business Days prior written notice shall be given to the holders of record of the Series C Preferred Stock so elected to be redeemed pursuant to this Section 4(a)(i). Such notice shall specify the Redemption Price and the place at which and the date, which date shall be a Business Day, on which the shares so called for redemption shall be redeemed and shall specify the shares called for redemption. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Series C Preferred Stock shall be redeemed from time to time.

                  (ii) At any time and from time to time the Corporation may, at its election, redeem all or any part of the outstanding shares of Series C Preferred Stock issued by the Corporation pursuant to Section 2(a)(ii), out of funds legally available therefor, at the Redemption Price. Not less than ten (10) nor more than thirty (30) Business Days prior written notice shall be given to the holders of record of the Series C Preferred Stock so elected to be redeemed pursuant to this
         Section 4(a)(ii). Such notice shall specify the Redemption Price and the place at which and the date, which date shall be a Business Day, on which the shares so called for redemption shall be redeemed and shall specify the shares called for redemption. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Series C Preferred Stock shall be redeemed from time to time.

                  (b)      Redemption on Demand of Holder.

                  (i) Notice of Change of Control. Within ten (10) Business Days after a Change of Control, the Corporation shall, unless the Corporation shall have theretofore given notice of the optional redemption by the Corporation of all of the outstanding shares of Series C Preferred Stock pursuant to Section 4(a)(i), give written notice to the holders of Series C Preferred Stock of the occurrence of such Change of Control. Such notice shall (A) contain a statement of or reference to the redemption right set forth in Section 4(b)(ii), (B) specify the place at which certificates for shares of Series C Preferred Stock may be surrendered for redemption pursuant to this
         Section 4(b) and the date on which the right to redeem pursuant to this
         Section 4(b) shall terminate, (C) set forth the aggregate number of shares of Series C Preferred Stock outstanding at the close of business on the date of the Change of Control, and (D) set forth the Corporation's estimate of the amount of Cash Available for Redemption as of the date of the Change of Control.

                  (ii) Demand Redemption Right. Upon receipt of the notice required pursuant to Section 4(b)(i), each holder of shares of Series C Preferred Stock shall, at its election, be entitled to require the Corporation to redeem, at a price per share of Series C Preferred Stock equal to the Redemption Price plus the Redemption Premium, any or all of the shares of Series C Preferred Stock held of record by such holder, on and subject to the terms and provisions of this Section 4(b).

                  (iii)    Initial Redemption.

                           (A) Any holder electing to require the Corporation to redeem pursuant to this Section 4(b)(iii) shares of Series C Preferred Stock held of record by such holder shall, within thirty (30) days after the date on which the notice required under Section 4(b)(i) hereof is given by the Corporation (the "Initial Exercise Period"), surrender the certificate or certificates for such shares at the principal office of the Corporation during regular business hours, together with stock powers therefor duly endorsed in blank, and shall give written notice to the Corporation at such office that such holder elects to require the Corporation to redeem such shares.

                           (B) Within ten (10)  Business Days after the later of
         (1) the end of the Initial Exercise Period and (2) the redemption of all Senior Subordinated Notes required to be redeemed by Desa International, Inc. pursuant to the Senior Subordinated Note Indenture in connection with such Change of Control, the Corporation shall determine, as of a date within five (5) Business Days of the later of the dates referred to in the foregoing clauses (1) and (2) of this
         Section 4(b)(iii)(B), the amount of Cash Available for Redemption. Within fifteen (15) Business Days after the later of the dates referred to in the foregoing clauses (1) and (2) of this Section 4(b)(iii)(B), the Corporation shall redeem from each holder of record of shares of Series C Preferred Stock in respect of which such holder shall have exercised his redemption right in accordance with Section 4(b)(iii)(A), at the Redemption Price plus the Redemption Premium, the lesser of

                           (I) All of the shares of Series C Preferred  Stock in
                  respect  of  which  such  holder  shall  have   exercised  his
                  redemption right in accordance with Section 4(b)(iii)(A); and

                           (II) Such  number  of  shares  of Series C  Preferred
                  Stock held of record by such holder as shall equal the product of (x) all of the shares of Series C Preferred Stock in respect of which such holder shall have exercised his redemption right in accordance with Section 4(b)(iii)(A) multiplied by (y) a fraction, the numerator of which shall be equal to the Cash Available for Redemption, determined as provided in this Section 4(b)(iii)(B), and the denominator of which shall be equal to the aggregate of the Redemption Price plus the Redemption Premium, as of the Redemption Date therefor, for all of the shares of Series C Preferred Stock in respect of holders of Series C Preferred Stock shall have exercised their redemption rights in accordance with Section 4(b)(iii)(A).

         In case fewer than all the shares represented by any certificate surrendered to the Corporation pursuant to Section 4(b)(iii)(A) are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                  (iv)     Subsequent Redemptions.

                           (A) Within ten (10) Business Days after each Dividend Reference Date occurring at least six (6) months after the Change of Control, the Corporation shall give written notice to each holder of shares of Series C Preferred Stock of such holder's right, if any, to require the Corporation to redeem such shares pursuant to Section 4(b)(iv)(B). Such notice shall (I) contain a statement of or reference to the redemption right set forth in this Section 4(b)(iv), (II) specify the place at which the certificate or certificates for such shares may be surrendered for redemption pursuant to this Section 4(b)(iv) and the date on which the right to redeem pursuant to this
         Section 4(b)(iv) shall terminate, (III) set forth the aggregate number of shares of Series C Preferred Stock outstanding at the close of business on the date of such Dividend Reference Date, and (IV) set forth the Corporation's estimate of the amount of Cash Available for Redemption as of such Dividend Reference Date.

                           (B) Subject to the provisions of Section 4(b)(v), any
         holder  electing to require the  Corporation to redeem pursuant to this
         Section 4(b)(iv) shares of Series C Preferred Stock held of record by such holder shall, within ten (10) Business Days after the date on which the notice required under Section 4(b)(iv)(A) hereof is given by the Corporation (a "Subsequent Exercise Period"), surrender the certificate or certificates for such shares at the principal office of the Corporation during regular business hours, together with stock powers therefor duly endorsed in blank, and shall give written notice to the Corporation at such office that such holder elects to redeem such shares.

                           (C) Within ten (10) Business Days after the end of the Subsequent Exercise Period, the Corporation shall determine, as of a date within five (5) Business Days of the end of the Subsequent Exercise Period, the amount of Cash Available for Redemption. Subject to the provisions of Section 4(b)(v), within fifteen (15) Business Days after the end of the Subsequent Exercise Period, the Corporation shall redeem from each holder of record of shares of Series C Preferred Stock in respect of which such holder shall have exercised his redemption right in accordance with Section 4(b)(iv)(B), at the Redemption Price plus the Redemption Premium, the lesser of

                           (I) All of the shares of Series C Preferred  Stock in
                  respect of which both (x) the right of the holder thereof to require such redemption shall not have terminated pursuant to
                  Section 4(b)(v)(B) or (C) and (y) such holder shall have exercised his redemption right in accordance with Section 4(b)(iv)(B); and

                           (II) Such  number  of  shares  of Series C  Preferred
                  Stock held of record by such holder as shall equal the product of (x) all of the shares of Series C Preferred Stock held of record by such holder described in clause (I) of this Section 4(b)(iv)(C) multiplied by (y) a fraction, the numerator of which shall be equal to the Cash Available for Redemption, determined as provided in this Section 4(b)(iv)(C), and the denominator of which shall be equal to the aggregate of the Redemption Price plus the Redemption Premium, as of the Redemption Date therefor, for all of the shares of Series C Preferred Stock in respect of both (1) the right of the holders thereof to require such redemption shall not have terminated pursuant to Section 4(b)(v)(B) or (C) and (2) such holders shall have exercised their redemption right in accordance with Section 4(b)(iv)(B).

         In case fewer than all the shares represented by any certificate surrendered to the Corporation pursuant to Section 4(b)(iv)(B) are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                  (v)      Termination of Demand Redemption Right.

                           (A) The right of the holder of any shares of Series C Preferred Stock to require the Corporation to redeem any or all of such shares pursuant to Section 4(b)(iii) shall terminate at the close of business on the date that is thirty (30) days after the date on which the notice required under Section 4(b)(i) hereof is given by the Corporation.

                           (B) To the extent that any holder of shares of Series C Preferred Stock shall not exercise, in accordance with Section 4(b)(iii)(A), his right to require the Corporation to redeem any of the shares of Series C Preferred Stock at the time held by such holder prior to the end of the Initial Exercise Period, then the right of such holder to require the Corporation to redeem pursuant to Section 4(b)(iv) any or all of such shares of Series C Preferred Stock, together with all shares of Series C Preferred Stock thereafter issued pursuant to Section 2(a) hereof in respect of such shares of Series C Preferred Stock, shall cease and terminate.

                           (C) To the extent that any holder of shares of Series C Preferred Stock shall not exercise, in accordance with Section 4(b)(iv)(B), his right to require the Corporation to redeem any of the shares of Series C Preferred Stock at the time held by such holder prior to the end of any Subsequent Exercise Period, then the right of such holder to require the Corporation to redeem pursuant to Section 4(b)(iv) any or all of such shares of Series C Preferred Stock, together with all shares of Series C Preferred Stock thereafter issued pursuant to Section 2(a) hereof in respect of such shares of Series C Preferred Stock, shall cease and terminate.

                  (c) Mandatory Redemption Without Premium. On December 31, 2009, the Corporation shall redeem all of the then outstanding shares of Series C Preferred Stock which have not been previously redeemed pursuant hereto, at a price per share of Series C Preferred Stock equal to the Redemption Price. Not less than ten (10) nor more than thirty (30) Business Days prior written notice shall be given to the holders of record of the shares of Series C Preferred Stock to be redeemed pursuant to this Section 4(c).

                  (d) Redemption Price. For each share of Series C Preferred Stock which is to be redeemed pursuant to Section 4(a) or 4(c), the Corporation shall be obligated, within three (3) Business Days after the later of the Redemption Date for such share or the date on which the holder thereof surrenders at the Corporation's principal office the certificate representing such share together with a stock power therefor duly endorsed in blank, to pay to the holder thereof an amount in cash equal to the Redemption Price. For each share of Series C Preferred Stock which is to be redeemed pursuant to Section 4(b), the Corporation shall be obligated, on the date specified in Section 4(b), to pay to the holder thereof an amount in cash equal to the Redemption Price plus the Redemption Premium. If the funds of the Corporation legally available for redemption of Series C Preferred Stock pursuant to Section 4(b) or 4(c) on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series C Preferred Stock ratably among the holders of the Series C Preferred Stock to be redeemed. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of Series C Preferred Stock, such funds shall immediately be used to redeem, without interest, the balance of the Series C Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (e) Determination of the Number of Shares of each Holder's Series C Preferred Stock to be Redeemed. The number of shares of Series C
Preferred Stock to be redeemed from each holder thereof in redemptions by the Corporation pursuant to Section 4(a) or (c), if less than all such shares, shall be the number of shares of Series C Preferred Stock, rounded (at the option of the Corporation) to the nearest whole share, determined by multiplying the total number of shares of Series C Preferred Stock desired to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series C Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series C Preferred Stock then outstanding.

                  (f) Effect of Redemption Date. From and after the Redemption Date for any shares of Series C Preferred Stock, dividends on the shares of this Series so redeemed shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so redeemed (except the right to receive from the Corporation the Redemption Price and, solely in the case of a redemption on demand pursuant to Section 4(b), the Redemption Premium, all without interest, upon surrender at the Corporation's principal office of the certificate representing such shares together with a stock power therefor duly endorsed in blank) shall cease (including any right to receive dividends otherwise payable on any Dividend Reference Date that would have occurred after the Redemption Date), except to the extent the Corporation defaults in the payment of the Redemption Price and, solely in the case of a redemption on demand pursuant to Section 4(b), the Redemption Premium. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

         Section 5.        Exchange.

                  (a) The Corporation may, at the election of the Board of Directors of the Corporation, exchange all but not less than all of the shares of Series C Preferred Stock at the time outstanding for 12% Junior Subordinated Notes due December 31, 2009 of the Corporation (the "Notes"), which Notes shall be substantially in the form attached as Exhibit A hereto. Upon the exchange of the Series C Preferred Stock for the Notes, each holder of Series C Preferred Stock shall be entitled to receive, per share of Series C Preferred Stock so exchanged, a principal amount of Notes equal to the Liquidation Value of such share as of the date of such exchange (the "Exchange Date").

                  (b) Not less than ten (10) nor more than thirty (30) Business Days prior written notice shall be given by the Corporation to the holders of record of the Series C Preferred Stock of the exchange pursuant to this Section
5. Said notice shall specify the place at which and the Exchange Date, which date shall be a Business Day, on which the shares to be exchanged shall be exchanged and shall specify the shares called for exchange. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Series C Preferred Stock shall be so exchanged.

                  (c) If (i) notice of the exchange shall have been given as provided in Section 5(b) and, (ii) before the Exchange Date, all Notes necessary to effect the exchange shall have been duly authorized and executed by the Corporation, then from on and after the Exchange Date dividends on the shares of this Series so exchanged shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so exchanged (except the right to receive Notes from the Corporation, in the aggregate original principal amount to which such holder is entitled upon such exchange, upon surrender at the Corporation's principal office of the certificate representing such shares together with a stock power therefor duly endorsed in blank) shall cease (including any right to receive dividends otherwise payable on any Dividend Reference Date that would have occurred after the Exchange Date).

                  (d) The exchange of any shares of Series C Preferred Stock pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business as of the Exchange Date. Each holder of Series C Preferred Stock entitled to receive Notes issuable upon such exchange shall be treated for all purposes as the record holder of such Notes as of the close of business on the Exchange Date.

                  (e) The Corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of Notes on exchange of shares of this Series pursuant to this
Section 5. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Notes in a name other than that in which the shares of this Series so exchanged were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

         Section 6.        Voting Rights.

         The outstanding shares of Series C Preferred Stock shall have no voting rights except as required by law and such additional voting rights as are set forth below:

         In addition to any other vote or consent of stockholders required by the Certificate of Incorporation, as amended, or the By-Laws of the Corporation or by law:

                  (a) The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, voting together as a separate class, shall be necessary (i) to change (A) the rate or time of payment of any dividends on, or (B) the time or amount of any redemption of, or
(C) the amount of any payments upon liquidation of the Corporation with respect to, or (D) the priorities afforded by the provisions of Section 2(d) of this Certificate of Designation for the benefit of, shares of Series C Preferred Stock or (ii) to amend Section 4(b) or 4(c) or this Section 6.

                  (b) The affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class, shall be necessary to: (i) increase the number of authorized shares of Series C Preferred Stock or (ii) authorize or issue any additional shares of Series C Preferred Stock (other than as provided in Section 2(a)) or
(iii) issue any Senior Securities or Parity Securities, or any security or obligations convertible into any Senior Securities or Parity Securities (other than shares of Series C Preferred Stock issued as provided in Section 2(a)).

                  (c) In the event that (i) (A) dividends (either in cash or through the issuance of additional shares of Series C Preferred Stock) on the Series C Preferred Stock are in arrears and unpaid with respect to any Dividend Reference Date or (B) after December 31, 2002, the Corporation fails on three
(3) or more Dividend Reference Dates (whether or not consecutive) to declare and pay in full in cash dividends, in the amount of all accrued and unpaid dividends on the shares of Series C Preferred Stock outstanding as of each such Dividend Reference Date, on the then outstanding shares of Series C Preferred Stock (each a "Dividend Voting Rights Triggering Event") or (ii) the Corporation fails to redeem all of the then outstanding shares of Series C Preferred Stock on December 31, 2009 or otherwise fails to discharge any redemption obligation with respect to the Series C Preferred Stock, then the maximum authorized number of directors of the Corporation will be increased by one (1) and holders of Series C Preferred Stock shall be entitled to vote their shares of Series C Preferred Stock, together with the holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, in accordance with the procedures set forth below, to elect, as a class, an additional one (1) director. Each such event described in clauses (i) and (ii) of the first sentence of this Section 6(c) is herein referred to as a "Voting Rights Triggering Event". So long as shares of Series C Preferred Stock shall be outstanding, the holders of Series C Preferred Stock shall retain the right to vote and elect, with the holders of any such Parity Securities, voting together as a single class (with each share being entitled to the number of votes otherwise specified for such securities) without regard to series, such director until such time as (I) in the event such right arises due to a Dividend Voting Rights Triggering Event, all accumulated dividends that are in arrears on the Series C Preferred Stock are paid in full in cash or, with respect to any Dividend Reference Date occurring on or before December 31, 2002, through the issuance of additional shares of Series C Preferred Stock; and (II) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the holders of at least a majority of the shares of Series C Preferred Stock then outstanding and entitled to vote thereon. Such period is herein referred to as a "Default Period".

                  (i) So long as any shares of Series C Preferred Stock shall be outstanding, during any Default Period (except to the extent otherwise provided in Section 6(c)(v) below), such voting right of the holders of Series C Preferred Stock may be exercised initially at a special meeting called pursuant to Section 6(c)(ii) below or at any annual meeting of stockholders or by written consent signed by the holders of all of the outstanding shares of Series C Preferred Stock, which written consent shall be delivered to the principal office of the Corporation.

                  (ii) Unless the holders of Series C Preferred Stock and Parity Securities so entitled, if any are then outstanding, have, during an existing Default Period (except to the extent otherwise provided in Section 6(c)(v) below), previously exercised their right to elect directors, the Board of Directors of the Corporation may order, or any stockholder or stockholders owning shares having in the aggregate not less than 10% of the votes of Series C Preferred Stock and such Parity Securities, taken together as a single class, may request, the calling of a special meeting of holders of Series C Preferred Stock and such Parity Securities, if any are then outstanding, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series C Preferred Stock and such Parity Securities are entitled to vote pursuant to this Section 6(c) shall be given to each holder of record of Series C Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the stock transfer books of the Corporation. Such meeting shall be called for a time not later than thirty (30) days after such order or request. At any meeting held for the purpose of electing a director at which the holders of Series C Preferred Stock and any Parity Securities shall have the right to elect such director as aforesaid, the presence in person or by proxy of the holders owning shares having at least a majority of the votes of Series C Preferred Stock and such Parity Securities shall be required to constitute a quorum of such Series C Preferred Stock and such Parity Securities. Notwithstanding the provisions of this Section 6(c)(ii), no such special meeting shall be called during the period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (iii)During any Default Period (except to the extent otherwise provided in Section 6(c)(v) below), the holders of common stock of the Corporation, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect all of the directors unless and until the holders of Series C Preferred Stock and Parity Securities so entitled shall have exercised their right to elect one director, after the exercise of which right (A) the director so elected by the holders of Series C Preferred Stock and such Parity Securities shall continue in office until the earlier of (I) such time as his or her successor shall have been elected by such holders or (II) the expiration of the Default Period, and (B) any vacancy in the Board of Directors may be filled by vote of the remaining director or directors, if any, theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this Section 6(c)(iii) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such director or directors to fill vacancies as provided in clause (B) of the foregoing sentence.

                  (iv) Immediately upon the expiration of a Default Period (A) the right of the holders of Series C Preferred

         Stock to elect one director shall cease, (B) the term of office of the director elected by the holders of Series C Preferred Stock and such Parity Securities as a class shall terminate, and (C) the number of directors shall be such number as may be provided for in the Certificate of Incorporation, as amended, or By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of Section 6(c)(i) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation, as amended, or By-Laws of the Corporation).

                  (v) Immediately upon the commencement of any action, lawsuit or other proceeding (including but not limited to any derivative action or other action against directors of the Corporation based upon or relating to any violation or alleged violation of any fiduciary or other duty of directors of the Corporation arising under or in connection with this Certificate of Designation), whether at law or in equity, by any holder of Series C Preferred Stock seeking (A) damages relating to any breach or alleged breach of any of the Corporation's obligations under this Certificate of Designation, or (B) to enforce any rights or alleged rights of holders of Series C Preferred Stock arising under or in connection with this Certificate of Designation,
         (C) or other relief, and continuing for so long thereafter as such action, lawsuit or other proceeding shall continue, (I) the right of the holders of Series C Preferred Stock to elect one director shall be suspended, (II) the term of office of the director (if any) elected by the holders of Series C Preferred Stock and such Parity Securities as a class shall terminate, and (III) the number of directors shall be such number as may be provided for in the Certificate of Incorporation, as amended, or By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of Section 6(c)(i) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation, as amended, or By-Laws of the Corporation).

                     (e) In any case in which the holders of Series C Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each holder of Series C Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Series C Preferred Stock held.

         Section 7.Certain Definitions.

         For purposes of this Certificate of Designation, the following terms shall have the specified therefor:

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law to close.

         "Cash Available for Redemption" means, as of any date as of which the amount thereof is determined, the sum of

                  (i)      The lesser of:

                           (A) The sum of (I) the aggregate amount of cash and cash equivalents held by the Corporation as of such date, plus (II) the maximum undrawn amount available to the Corporation as of such date under any credit or loan agreements, as amended and in effect from time to time, to which the Corporation is a party as borrower (provided, however, that, for purposes of this clause (II), there shall not be deemed available to the Corporation any undrawn amount or other amount available under the Credit Agreement (as defined in clause (ii)(A) of this definition of Cash Available for Redemption) or any other credit or loan agreements, as amended and in effect from time to time, in connection with which the Corporation acts as a guarantor or co-obligor of the obligations of any subsidiary), and

                           (B) The maximum amount that the Corporation could, if it declared and paid a cash dividend on its common stock on such date, could declare and pay without being in violation of or default under (with or without the lapse of time or the giving of notice, or both) any applicable law or any note, debenture, indenture or other agreement or instrument governing indebtedness for borrowed money of the Corporation, plus

                  (ii) The lesser of

                           (A) The sum of (I) the aggregate amount of cash and cash equivalents held by Desa International, Inc. as of such date plus
         (II) the maximum undrawn amount available as of such date under (x) the Credit Agreement, dated as of or about the date of filing of this Certificate of Designation, among Desa International, Inc., the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the initial lenders, the initial issuing bank and the swing line bank named therein, NationsBank as administrative agent, UBS Securities LLC as co- arranger and documentation agent and NationsBanc Montgomery Securities, Inc. as co-arranger and syndication agent, as amended and in effect from time to time (the "Credit Agreement"), or (y) any credit or loan agreements, as amended and in effect from time to time, hereafter executed in connection with any refinancing or replacement of such Credit Agreement, and

                           (B) The maximum amount that Desa International, Inc. could, if it declared and paid a cash dividend on its common stock on such date, could declare and pay without being in violation of or default under (with or without the lapse of time or the giving of notice, or both) any applicable law or any note, debenture, indenture or other agreement or instrument governing indebtedness for borrowed money of Desa International, Inc., minus

                  (iii)A reasonable reserve determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment.

         "Change of Control" shall mean the occurrence of any of the following:

                  (i) The sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation or Desa International, Inc. to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), except to the extent that such transaction would not constitute a Change of Control under clause (vi) of this definition;

                  (ii) The adoption of a plan relating to the liquidation or dissolution of the Corporation or Desa International, Inc.;

                  (iii)The  consummation of any  transaction  (including but not limited to any merger or consolidation) (A) prior to the initial underwritten public offering of the common stock of the Corporation pursuant to an effective registration statement under the Securities Act (the "IPO") the result of which is that either (I) the JWC Holders and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that for purposes of calculating the beneficial ownership of any person, such person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of less than 40% of the Voting Stock of the Corporation or Desa International, Inc. (measured by voting power rather than number of shares) or (II) any person (as defined above), other than the JWC Holders and their Related Parties, becomes the "beneficial owner" (as defined above), directly or indirectly, of 40% or more of the Voting Stock of the Corporation or Desa International, Inc. and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Corporation or Desa International, Inc., calculated on a fully diluted basis, than the percentage beneficially owned by the JWC Holders and their Related Parties, or (B) after the IPO, any person (as defined above), other than the JWC Holders and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Corporation or Desa International, Inc.

         and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Corporation or Desa International, Inc., calculated on a fully-diluted basis, than the percentage beneficially owned by the JWC Holders and their Related Parties;

                  (iv) The first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors;

                  (v) The first day on which the Corporation shall own, directly or indirectly, less than all of the issued and outstanding capital stock of Desa International, Inc. or of the surviving or transferee Person of Desa International, Inc. in a transaction which does not constitute a Change of Control under clause (vi) of this definition; or

                  (vi) The Corporation or Desa International, Inc. consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation or Desa International, Inc., as the case may be, in any such event pursuant to a transaction in which (A) any of the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Corporation outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (B) any of the outstanding Voting Stock of Desa International, Inc. is converted into or exchanged for cash, securities or other property (other than payments of or other right to receive cash in respect of fractional shares of such Voting Stock), other than any such transaction where the Voting Stock of Desa International, Inc. outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person all of which is owned, directly or indirectly, by the Corporation (immediately after giving effect to such issuance).

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the date of adoption of this Certificate of Designation by the Board of Directors of the Corporation or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporation" shall mean Desa Holdings Corporation, a Delaware corporation, or the surviving or transferee Person of Desa Holdings Corporation in a transaction not constituting a Change of Control under clause (vi) of the definition herein of "Change of Control".

         "Default Period" shall have the meaning set forth in Section 6(c) of this Certificate of Designation.

         "Desa International, Inc." shall mean Desa International, Inc., a Delaware corporation, or the surviving or transferee Person of Desa International, Inc. in a transaction permitted under clause (vi) of the definition herein of "Change of Control".

         "Dividend Reference Date" shall have the meaning set forth in Section 2(b) of this Certificate of Designation.

         "Dividend Voting Rights Triggering Event" shall have the meaning set forth in Section 6(c) of this Certificate of Designation.

         "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

         "Exchange Date" shall have the meaning set forth in Section 5(a) of this Certificate of Designation.

         "Initial Exercise Period" shall have the meaning set forth in Section 4(b) of this Certificate of Designation.

         "Junior Security" means any shares of the voting common stock and the non-voting common stock of the Corporation and any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series C Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation) other than by way of dividends.

         "JWC Holders" means the JWC Holders as defined in that certain Stockholders Agreement of the Corporation dated as of or about the date of filing of this Certificate of Designation.

         "Liquidation Value" of any share of Series C Preferred Stock as of any particular date shall, subject to the last sentence of this paragraph, be equal to the sum of (i) $1,000 plus, (ii) to the extent not paid on any Dividend Reference Date and until thereafter so paid, all dividends which have accrued on such share of Series C Preferred Stock then outstanding during the period from and including the immediately preceding Dividend Reference Date (or from the date of issuance in the case of the initial Dividend Reference Date) to such Dividend Reference Date, plus (iii) dividends accrued from and including the next preceding Dividend Reference Date to but excluding the payment date in any liquidation, dissolution or winding up of the Corporation or the Redemption Date, as the case may be. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

         "Notes" shall have the meaning set forth in Section 5(a) of this Certificate of Designation.

         "Parity Security" means any shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be on a parity with the Series C Preferred Stock in respect of the right to receive dividends and to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation) other than by way of dividends.

         "Person"  means  any  individual,  partnership,   corporation,  limited
liability Corporation, trust, estate, joint venture, association, unincorporated organization, government or any department or agency thereof, or other entity.

         "Qualified Public Offering" means one or more public sales of any capital stock of the Corporation pursuant to one or more registration statements (other than on Form S-4 or S-8 or any other similar limited purpose form), that have become effective under the Securities Act, yielding at least $10,000,000 in aggregate gross proceeds.

         "Redemption Date" as to any share of Series C Preferred Stock means (i) in the case of a redemption at the election of the Corporation pursuant to
Section 4(a), the date  specified in the notice of redemption  given pursuant to
Section  4(a)(i) or (ii), (ii) in the case of a redemption on demand pursuant to
Section 4(b), the date on which the Corporation pays the Redemption Price therefor pursuant to the provisions of Section 4(b) and, (iii) in the case of a redemption pursuant to Section 4(c), December 31, 2009.

         "Redemption Price" for any share of Series C Preferred Stock as of any particular Redemption Date shall be an amount equal to the Liquidation Value of such share of Series C Preferred Stock at such date.

         "Redemption Premium" for any share of Series C Preferred Stock as of any particular Redemption Date shall be an amount equal to one percent (1%) of its Liquidation Value at such date.

         "Related Party" with respect to any JWC Holder means (i) any controlling stockholder or 80% (or more) owned subsidiary of such JWC Holder or
(ii) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of JWC Holders and/or such other Persons referred to in the immediately preceding clause (i).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

         "Senior Subordinated Notes" means any of the 9 7/8% Senior Subordinated Notes Due 2007 of Desa International, Inc. issued pursuant to the Senior Subordinated Note Indenture.

         "Senior Subordinated Note Indenture" means the Indenture, dated on or about the date of filing of this Certificate of Designation with the Secretary of State of the State of Delaware, between Desa International, Inc., the Corporation and Marine Midland Bank, as trustee, pursuant to which the Senior Subordinated Notes have been or will be issued.

         "Senior Security" means any shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series C Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets (including but not limited to any distribution of assets in connection with the liquidation of the Corporation) other than by way of dividends.

         "Stockholders Agreement" shall mean that certain Stockholders Agreement of the Corporation dated as of or about the date of filing of this Certificate of Designation.

         "Subsequent  Exercise  Period"  shall  have the  meaning  set  forth in
Section 4(b) of this Certificate of Designation.

         "Voting  Rights  Triggering  Event" shall have the meaning set forth in
Section 6(c) of this Certificate of Designation.

         "Voting Stock" means, with respect to any Person, the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         Section 8.Transfers; Registration of Transfers.

         The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a stock register for the registration of shares of Series C Preferred Stock of the Corporation. Subject to the requirements of applicable securities laws and to any restrictions on transfer (including without limitation, those referred to in any legend on the certificate so surrendered), upon the surrender of any certificate representing shares of Series C Preferred Stock at such place together with appropriate stock powers therefor duly endorsed, the Corporation shall, at the request of the registered holder thereof, issue in exchange therefor a certificate or certificates representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate). Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and deliver of any certificate in a name other than that of the holder of the surrendered certificate.

         Section 9.Replacement.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder of a certificate evidencing shares of Series C Preferred Stock shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that, if the holder is a pension fund, insurance company or financial institution, its own unsecured agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10.       Other Provisions.

                  (a)All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  (b)All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice to holders of Series C Preferred Stock given in accordance with Section 10(a)): c/o J.W. Associates, L.P., 21st Floor, One Federal Street, Boston, Massachusetts 02110.

                  (c)Shares of this Series which have been redeemed, exchanged or otherwise acquired by the Corporation shall not be reissued as shares of Series C Preferred Stock and shall, after such redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series or until such shares are once more designated as part of a particular series (other than Series C Preferred Stock) by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series C Preferred Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series C Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (d)The shares of this Series shall be issuable in whole shares or in any fraction of a whole share.

                  (e)The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                  (f)All notice periods referred to in this Certificate of Designation shall commence on the date of the mailing of the applicable notice.

                  (g)Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of

Directors under any provision of this Certificate of Designation shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

                  (h)Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

                                     * * * *

         IN  WITNESS  WHEREOF,   Desa  Holdings   Corporation  has  caused  this
Certificate of Designation to be signed and attested this _____ day of ____________, 1997.

                                            DESA HOLDINGS CORPORATION


                                            By:_______________________________
                                               Adam L. Suttin, Vice President